UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 4, 2016, Cobalt International Energy, Inc. (the “Company”) agreed to consummate a debt exchange and financing transaction (the “Transaction”) with certain holders (the “Participating Ad Hoc Group”) of the Company’s outstanding 2.625% Convertible Senior Notes due 2019 (the “2019 Notes”) and 3.125% Convertible Senior Notes due 2024 (the “2024 Notes” and, together with the 2019 Notes, the “Notes”). The Transaction will consist of (i) the issuance and sale by the Company of $500 million of new first lien senior secured notes to Noteholders comprising the Participating Ad Hoc Group and (ii) the issuance of second lien senior secured notes and 30.0 million shares of common stock by the Company to Noteholders comprising the Participating Ad Hoc Group in exchange for Notes held by the Participating Ad Hoc Group at exchange rates representing a discount to the principal amount of Notes being exchanged. Management believes the Transaction provides financial flexibility, strengthens the Company’s balance sheet and best positions the Company to successfully monetize its Angolan assets for the benefit of all stakeholders. The Company has agreed for a period of time to work exclusively with the Participating Ad Hoc Group to consummate the Transaction. The consummation of the Transaction is subject to the negotiation and execution of mutually satisfactory definitive documents and other customary conditions.

During the month of September 2016, the Company began discussions with certain holders of the 2019 Notes and 2024 Notes (the “Noteholders”) to engage in discussions with the Company regarding a potential debt exchange, financing or other transaction involving the Notes (any one or more of the foregoing, a “Possible Transaction”). The Company executed various confidentiality agreements (as amended, the “Confidentiality Agreements”) with (i) the Participating Ad Hoc Group and (ii) an alternate group of Noteholders (the “Alternate Ad Hoc Group”) to facilitate discussions concerning such Possible Transaction.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose any material non-public information disclosed to the Noteholders upon the occurrence of certain events set forth in the Confidentiality Agreements. As described above, the Company has agreed to consummate the Transaction with the Participating Ad Hoc Group. The Company has terminated all discussions with the Alternate Ad Hoc Group regarding any Possible Transaction. A copy of a diligence presentation regarding the Company that was presented to the Alternate Ad Hoc Group is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Investors should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibits is accurate as of any date other than the date of each such document. The Company’s business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibit hereto include “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Diligence Presentation, dated October 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description

99.1	Diligence Presentation, dated October 31, 2016.